4,000,000 Shares

                          WINSTAR COMMUNICATIONS, INC.

             Series D 7% Senior Cumulative Preferred Stock Due 2010

                     (Liquidation Preference $50 Per Share)

                               PURCHASE AGREEMENT

                                                          March 12 , 1998

Credit Suisse First Boston Corporation
Smith Barney Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010


Dear Sirs:

     1. Introductory. WinStar Communications, Inc., a Delaware corporation (the "Issuer") and WinStar Multichannel Corp., a Delaware corporation and a wholly owned subsidiary of the Issuer ("WMC", and together with the Issuer, the "Sellers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") 3,700,000 and 300,000 shares, respectively, of the Issuer's Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010 (liquidation preference $50 per share) (the "Convertible Preferred Stock"). The Convertible Preferred Stock will be convertible into shares of Common Stock, par value $0.01 per share, of the Issuer (the "Common Stock") at $49.61 per share, subject to adjustment in accordance with the Certificate of Designations relating to the Convertible Preferred Stock (the "Certificate of Designations"). The shares of Convertible Preferred Stock are herein referred to as the "Offered Securities" and the shares of Common Stock issuable upon conversion thereof are referred to herein as the "Underlying Shares". The United States Securities Act of 1933 is herein referred to as the "Securities Act."

         The Sellers hereby agree with the several Purchasers as follows:

     2. Representations and Warranties of the Sellers. The Sellers represent and warrant to, and agree with, the several Purchasers that:

     (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuer. Such preliminary offering circular and offering circular, as both are supplemented as of the date of this Agreement, together with any other document approved by the Issuer for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuer by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b). The Issuer's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Issuer with the Commission or sent to stockholders pursuant to the United States Securities Exchange Act of 1934 (the "Exchange Act"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.


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                                                                               2

     (b) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (c) Each subsidiary of the Issuer, including WMC, has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than shares of the direct or indirect subsidiaries of WinStar New Media, Inc.

     (d) The Offered Securities have been duly and validly authorized; and when the Offered Securities have been delivered by the Sellers and paid for pursuant to this Agreement on the Closing Date (as defined below), such Offered Securities will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Offering Document; the Underlying Shares have been duly and validly authorized and reserved for issuance upon conversion of the Offered Securities; neither the issuance of the Offered Securities nor the issuance of the Underlying Shares upon conversion thereof is subject to preemptive or other similar rights.

     (e) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with the terms of the Offered Securities and the Certificate of Designations; the Underlying Shares initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document.

     (f) Except as contemplated by this Agreement or as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Sellers and any person that would give rise to a valid claim against the Sellers or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

     (g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Sellers or the issuance of the Underlying Shares by the Issuer, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement between the Issuer and the Purchasers dated the date hereof (the "Registration Rights Agreement") and the transactions contemplated thereunder, and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

     (h) The execution, delivery and performance of the Registration Rights Agreement and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over either of the Sellers or any subsidiary of the Issuer or any of their properties, (ii) any agreement or instrument to which either of the Sellers or any such subsidiary is a party or by which either of the Sellers or any such subsidiary is bound or to which any of the properties of the Sellers or any such subsidiary is subject, or (iii) the charters or by-laws of either of the Sellers or any such subsidiary, except, in the case of clause (i) or (ii), such



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                                                                               3

breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full corporate power and authority to authorize, issue and sell the Offered Securities to be sold by the Issuer and WMC as contemplated by this Agreement and to authorize and issue the Underlying Shares upon conversion of the Offered Securities.

     (i) This Agreement has been duly authorized, executed and delivered by each of the Sellers; the Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and will constitute a valid and legally binding obligation of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

     (j) Except as disclosed in the Offering Document and except for liens on the shares of the direct or indirect subsidiaries of WinStar New Media, Inc., the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (k) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (l) No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent that could reasonably be expected to have a Material Adverse Effect.

     (m) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Issuer has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (n) Except as disclosed in the Offering Document, neither the Issuer nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

     (o) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Issuer to perform its obligations under the Registration Rights Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

     (p) The financial statements included in the Offering Document present fairly the financial position of the Issuer and its consolidated subsidiaries and, subject to the last paragraph of the report of Grant Thornton LLP, of MIDCOM Communications, Inc. ("Midcom") and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements, subject to the last paragraph of the report of Grant Thornton LLP, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (q) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (it being understood that the acquisition from Telesoft Corp. of its Tier I Internet service provider, the acquisition of substantially all of the assets of Midcom, a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

     (r) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the United States  Investment  Company Act of 1940 (the "Investment
Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and the Issuer is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

     (s) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

     (t) Assuming the accuracy of the representations of the Purchasers contained herein, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

     (u) Except for sales to or through the Purchasers or their affiliates, neither the Issuer, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Issuer, its affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

     (v) The Issuer is subject to Section 13 or 15(d) of the Exchange Act.

     (w) The Issuer and its subsidiaries are in compliance in all material respects with the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

     (x) The Issuer has provided to the Purchasers a complete and accurate list of all licenses granted to the Issuer and its subsidiaries (other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Issuer or its subsidiaries or acquired from Local Area

Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum) by the FCC (the "Licenses"). All the Licenses are currently valid and in full force and effect. Neither the Issuer nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except that, on March 9, 1998, several parties filed petitions for reconsideration (the "Petitions") of the 38 GHz Order (as defined in the Offering Document) alleging, among other things, that the February 10, 1998 License grants to the Issuer of additional channels in each of Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Seattle, Spokane and Tampa were in violation of the rules of the FCC.

     (y) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder.

     (z) The Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

     (aa) Neither the Issuer nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Sellers agree to sell to the several Purchasers, and each of the Purchasers hereby agrees, severally and not jointly, to purchase from the Sellers, the number of shares of Convertible Preferred Stock set forth opposite the names of the several Purchasers in Schedule A hereto, at a purchase price of $48.3125 per share (which represents the discount to the Purchasers of $1.6875 per share from the public offering price of $50.00) plus accrued dividends (if any) from March 17, 1998 to the Closing Date (as hereinafter defined).

     The Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with Continental Stock Transfer & Trust Company ("Continental") as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to accounts previously designated to CSFBC by the Sellers at one or more financial institutions acceptable to CSFBC, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019-7475 at 10:00 A.M. (New York time), on March 17, 1998, or at such other time not later than seven full business days thereafter as CSFBC and the Sellers determine, such time being herein referred to as the "Closing Date", against delivery to Continental as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the offices of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

     4. Representations and Agreements by Purchasers; Resale by Purchasers.

     (a) Each Purchaser severally represents and warrants to the Issuer that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Purchaser severally acknowledges that neither the Offered Securities nor the Underlying Shares have been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regula tion S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered

Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling conces sion, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act."

Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers and except with the prior written consent of the Issuer.

     (d) Each Purchaser severally agrees that it and each of its affiliates has not offered or sold, and will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (f) Each Purchaser agrees that promptly following the completion of its initial resale of all the Offered Securities purchased by it pursuant to this Agreement, it will notify the Issuer in writing thereof.

     5. Certain Agreements of the Issuer. The Issuer agrees with the several Purchasers that:

     (a) The Issuer will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Issuer promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers' consent to, nor CSFBC's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6.

     (b) The Issuer will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Issuer will furnish to CSFBC on the Closing Date five copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.

     (c) The Issuer will use its best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided, however, that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (d) During the period of five years after the Closing Date, the Issuer will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Issuer's annual report to stockholders for such year; and the Issuer will furnish to CSFBC and, upon request, to each of the other Purchasers, (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Issuer as CSFBC may reasonably request.

     (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to CSFBC and to each of the other Purchasers, and any holder of Offered Securities or of the Underlying Shares, a copy of the restrictions on transfer applicable to the Offered Securities and the Underlying Shares.

     (f) During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of two years after the Closing Date, the Issuer will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, and the Issuer is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

     (h) The Issuer will pay all expenses incidental to the performance of its obligations under this Agreement, including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (ii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto; (iii) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) all expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Issuer will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Issuer's officers and employees and any other expenses of the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

     (i) In connection with the offering, until CSFBC shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or Common Stock or attempt to induce any person to purchase any Offered Securities or Common Stock; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities or Common Stock.

     (j) For a period of 90 days after the date hereof (the "Applicable Period"), the Issuer will not sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the Issuer of, (a) any preferred stock or any other securities of the Issuer which are substantially similar to the Convertible Preferred Stock, (b) any shares of Common Stock of the Issuer or any other capital stock of the Issuer, or (c) any other securities which are convertible into, or exercisable or exchangeable for, preferred stock or such substantially similar securities of the Issuer, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of CSFBC, which shall not be unreasonably withheld, except (i) the Convertible Preferred Stock,
(ii) Common Stock or preferred stock issued or delivered as payment of dividends on, or upon conversion, of any preferred stock of the Issuer, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of the Issuer outstanding on the date of the Offering Document, (iv) capital stock, options and other equity-based awards issued pursuant to benefit or incentive plans maintained for the officers, directors or employees of, or persons providing services to, the Issuer or its subsidiaries, or pursuant to the Issuer's dividend reinvestment, 401(k), stock purchase or similar plans, (v) securities issued in connection with, or in furtherance of, mergers, acquisitions of assets or equity of others (including spectrum licenses and interests in entities with spectrum licenses) or similar transactions, (vi) securities representing a minority interest in the Issuer issued to a strategic investor who agrees not to resell such securities during the Applicable Period, or (vii) Common Stock, preferred stock, other capital stock or Derivative Securities in a transaction not registered under the Securities Act of 1933, if the Company does not arrange to have a registration statement covering the resale of any such securities declared effective during the Applicable Period. The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) The Issuer will cause each certificate for the Offered Securities or the Underlying Shares to bear the legend described in the Offering Document until such legend shall no longer be necessary or advisable because the Offered Securities and the Underlying Shares are no longer subject to the restrictions on transfer described therein.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the certificates of officers of the Issuer delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:

     (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Grant Thornton LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and stating to the effect that:

         (i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

         (ii) on the basis of a reading of the latest available interim financial statements of the Issuer, inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) at March 6, 1998, there was any change in the capital stock or paid-in capital, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Issuer and its subsidiaries, on a consolidated basis as compared with amounts shown on the December 31, 1997 audited consolidated balance sheet included in the Offering Document; or

                  (B) for the period from January 1, 1998 to March 6, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net loss;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

         (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of WinStar and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the judgment of CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities (it being understood that a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of itself, a material adverse change); (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (c) The Purchasers shall have received an opinion, dated the Closing Date, of Graubard Mollen & Miller, counsel for the Sellers, substantially to the effect set forth in (i)-(x) below, and of Willkie Farr & Gallagher, regulatory counsel for the Issuer, substantially to the effect set forth in (xi)-(xviii) below:

         (i) Each of the Issuer and WMC has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document;

         (ii) The Registration Rights Agreement has been duly authorized, executed and delivered; the Registration Rights Agreement constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except that rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations;

         (iii) The Offered Securities have been duly authorized and validly issued, and upon payment therefor will be fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; to their knowledge, the stockholders of the Issuer have no preemptive or other similar rights with respect to the issuance of the Offered Securities; the Offered Securities are convertible into Common Stock of the Issuer in accordance with the Certificate of Designations; the Underlying Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock conform in all material respects to the description thereof contained in the Offering Document; and to their knowledge the stockholders of the Issuer have no preemptive rights with respect to the issuance of the Underlying Shares;

         (iv) The Issuer is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act;

         (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Issuer and WMC, the issuance by the Issuer of the Underlying Shares upon conversion thereof and the consummation of the transactions under the Registration Rights Agreement, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and such as may be required by securities or blue sky laws of the various states of the United States and of foreign jurisdictions in connection with the offer and sale of the Offered Securities;

         (vi) The execution, delivery and performance of the Registration Rights Agreement and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation or any order known to such counsel of any governmental agency or body or any court having jurisdiction over either of the Sellers or any subsidiary of the Issuer or any of their properties, (B) any agreement or instrument listed as an exhibit to the Issuer's Annual Report on Form 10-K most recently filed with the Commission or listed as an exhibit to or filed with any subsequent reports filed by the Issuer under the Exchange Act through December 31, 1997, to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or (C) the charter or by-laws of the Issuer or any such subsidiary, except, in the case of clause (A) or (B), breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full power and corporate authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and to authorize and issue the Underlying Shares upon conversion;

         (vii) Such counsel have no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document;

         (viii) The descriptions in the Offering Document of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information purported to be described therein;

         (ix) This Agreement has been duly authorized, executed and delivered by the Sellers;

         (x) Based upon the accuracy of the representations and warranties of the Issuer set forth in Section 2(u) of this Agreement and of the Purchasers in
Section 4 hereof, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Issuer to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities or the Underlying Shares under the Securities Act other than in connection with the Issuer's obligations under the Registration Rights Agreement.

         (xi) No prior or subsequent consent, approval, authorization or order of the FCC is required to be obtained, and no prior or subsequent notice to or filing with the FCC is required to be made, in connection with the offering of Offered Securities or the issuance of the Underlying Shares.

         (xii) To the best of such counsel's knowledge, the Issuer and its subsidiaries are in compliance in all material respects with all material terms and conditions of each License.

         (xiii) To the best of such counsel's knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order of complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses; provided, however, on February 10, 1998, the FCC granted additional channels for 38 GHz licenses in the following areas: Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Seattle, Spokane and Tampa. On March 9, 1998, several parties filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the February 10, 1998, license grants to the Issuer were in violation of the Commission's processing rules, which Petitions for Reconsideration were made available to the public on March 10, 1998. At least one of those parties stated that it would be filing a separate pleading on this issue.

         (xiv) Such counsel is not aware of any event or instance in which the Issuer was not in compliance with all applicable and material rules, regulations and policies of the FCC pertaining to the Licenses.

         (xv) Such counsel is not aware of the occurrence of any event which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder.

         (xvi) To the best of such counsel's knowledge, the Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the Licenses.

         (xvii) Such counsel is not aware of any reason to believe that any of the Licenses will not be renewed in the ordinary course.

         (xviii) The FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. On November 3, 1997, the FCC adopted rules to auction unlicensed portions of the 38.6 - 40.0 GHz band for commercial use. On March 24, 1997, the FCC proposed rules to segment the 38.6 - 40.0 GHz band for terrestrial wireless services. In either event, the FCC may adopt changes to the existing and proposed regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of the Issuer and its subsidiaries. As of the date of such letter, and except as otherwise discussed in such letter, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part.

         (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Purchasers and the resales by the Purchaser as contemplated hereby and other related matters as CSFBC may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (e) The Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of such Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

         (f) The Purchasers shall have received a letter, dated the Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

         (g) The Issuer shall have filed with the Secretary of State of Delaware the Certificate of Designations for the Convertible Preferred Stock.

         The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by each Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary offering circular, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document if the Issuer had previously furnished copies thereof to such Purchaser and such Offering Document corrected such untrue statement or omission or alleged untrue statement or omission.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer and WMC against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of the
Purchasers: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchaser, the legends concerning over-allotments and stabilizing on the inside front cover page and, under the caption "Plan of Distribution," (i) the third sentence of the second paragraph thereunder, (ii) the fifth paragraph thereunder and (iii) the third sentence in the eighth paragraph thereunder.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting the Purchasers' discounts and commissions) received by the Sellers bear to the total discounts and commissions received by the Purchasers from the Sellers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate number of shares of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, CSFBC may make arrangements satisfactory to the Sellers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the number of shares of Offered Securities and arrangements satisfactory to CSFBC and the Sellers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Sellers, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 (other than with respect to a defaulting Purchaser) and the respective obligations of the Issuer and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Issuer will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telecopied and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010 or, if sent to the Sellers, will be mailed, delivered or electronically transmitted and confirmed to it at 230 Park Avenue, New York, NY 10169, Attention: Timothy Graham; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Sellers and the Purchasers in accordance with its terms.

                                   Very truly yours,

                                   WinStar Communications, Inc.


                                 By.........................................
                                   Name:
                                   Title:


                                   WinStar Multichannel Corp.


                                By..........................................
                                   Name:
                                   Title:

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse First Boston Corporation
Smith Barney Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC

By Credit Suisse First Boston Corporation

By..........................................
    Name:
    Title:

                                   SCHEDULE A





                                    Number of Shares          Number of Shares
                                      of Convertible           of Convertible
                                     Preferred Stock           Preferred Stock
Purchaser                            from the Issuer              from WMC              Total
---------------------              -------------------      -------------------      -------------

Credit Suisse First
 Boston Corporation                     2,035,000                  165,000            2,200,000

Smith Barney Inc.                       1,110,000                   90,000            1,200,000

Morgan Stanley & Co.
Incorporated                              370,000                   30,000              400,000

NationsBanc Montgomery
Securities LLC                            185,000                   15,000              200,000
                                      --------------          --------------        -------------

                                        3,700,000                  300,000            4,000,000
                                       =============          ==============        =============